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                                                                 EXHIBIT 10(G)

                                 SUBORDINATED DEBENTURE

     THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


No.  00-                                                       US $250,000
     -----------                                                   -------

                        STRATEGIC SOLUTIONS GROUP, INC.

         10% CONVERTIBLE SUBORDINATED DEBENTURE DUE February 24, 2004
                                                    -----------------

     THIS DEBENTURE is one of a duly authorized issue up to $500,000 in principal amount of Debentures of STRATEGIC SOLUTIONS GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company") designated as its 10% Convertible Debenture Due February 24, 2004.

     FOR VALUE RECEIVED, the Company promises to pay to Thomas Stone, the registered holder hereof (the "Holder"), the principal sum of 250,000 00/100
(US $250,000) Dollars on February 24, 2004 (the "Maturity Date") and to pay interest on the principal sum outstanding as provided herein on February 24, 2004 at the rate of 10% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. The Company will pay the principal of and interest upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder as the last address appearing on the Debenture Register. The forwarding of a check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted. As security for the repayment of the principal of and interest on this Debenture, the Company hereby grants the Holder hereof a security interest in all of its interest in Digital Chainsaw, Inc. Common Stock pursuant to a General Security Agreement of even date herewith.


                                 SUBORDINATION

     1.   Subordination of Debenture to Senior Indebtedness. All indebtedness
          -------------------------------------------------
evidenced by this Debenture shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all amounts due under the Senior Indebtedness (as hereinafter defined). For the purposes of this Section, the term "Senior Indebtedness" shall mean all indebtedness of the Company for borrowed money, including any extension or renewal of such indebtedness, all indebtedness and obligations of the Company under financing leases, conditional sale and other title retention agreements and all obligations issued or assumed as full or partial payment for property, whether or not secured by a purchase money mortgage, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with this Debenture. The term "Senior Indebtedness" shall include any obligation of the Company to any trade creditor entered into in the ordinary course of business of the Company or the assignee of any trade creditor provided that such assignment was in the ordinary course of business of the Company.

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     2.   Priority of Senior Indebtedness on Distribution of Assets.  Upon (a)
          ---------------------------------------------------------
any payment being required to be made by the Company under this Debenture upon any declaration of acceleration of the principal amount hereof or (b) any payment or distribution of assets of the company of any kind or character, whether in money, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money, before any payment is made on this Debenture; and upon any such declaration of acceleration or dissolution or winding up or liquidation or reorganization, any distribution of assets of the Company of any kind or character, whether in money, property or securities, to which the holder of this Debenture would be entitled except for the provisions hereof shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of this Debenture if received by it directly, to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder), or its representatives, to the extent necessary to pay all such Senior Indebtedness in full, in money, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made hereunder to holder of this Debenture.

     3.   Treatment of Mistaken Payments and Distributions.  If any payment
          ------------------------------------------------
or distribution of assets of the Company of any kind or character, whether in money, property or securities, not permitted by the foregoing shall be received by the holder of this Debenture before all Senior Indebtedness is paid in full or provision is made for such payment in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness, or their representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued or under which such instruments are pledged or secured, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     4.   Subrogation.  Subject to the payment in full of all Senior
          -----------
Indebtedness, the Holder of this Debenture shall be subrogated to the rights of the holders of Senior Indebtedness to receive payment or distributions of assets of the Company applicable to the Senior Indebtedness until this Debenture shall be paid in full, and no such payment or distribution to the holders of Senior Indebtedness shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Debenture, be deemed to be a payment by the Company to or on account of this Debenture.

     5.   Conversion Rights Not Subject to Subordination.  Notwithstanding
          ----------------------------------------------
anything to the contrary set forth above, the subordination provisions of this Debenture will have no force and effect and will be deemed null and void under the conversion or attempted conversion of this Debenture, in whole or in part, by the Holder in accordance with the terms hereof.

     This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of Fifty Thousand Dollars (US$50,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same and authorized by the Company. No service charge will be made for such registration or transfer or exchange.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United

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States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not result in a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. A. Subject to the other provisions of this Section 4, the Holder of this Debenture is entitled, at its option, to convert at any time commencing the earlier of (a) one hundred eighty (180) days after date of issuance (the "Issuance Date") of the Initial Debentures (as that term is defined in the Securities Purchase Agreement defined below), or (b) the effective date of the Registration Statement filed pursuant to the Registration Rights Agreement between the Company and the Holder, or the Holder's predecessor in interest (the "Registration Rights Agreement"), the principal amount of this Debenture, provided that the principal amount is at least US $10,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Ten Thousand Dollars (US $10,000), then the whole amount thereof) into shares of Common Stock of the Company at a conversion price for each share of Common Stock (the "Conversion Price") equal to the lower of $.50 or 200% of the average closing bid price for the Issuance Date and one (1) day prior to the Issuance Date. Conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Issuer, be paid in cash or Common Stock (based on the same Conversion Price) upon conversion at the Conversion Date. No fraction of Shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company or, the date set forth in such facsimile delivery of the notice of conversion if the Debenture is received by the Company within three (3) business days therefrom. Facsimile delivery of the conversion notice shall be accepted by the Company at telephone number (410)757-5094, ATTN: John Cadigan. Certificates representing Common Stock upon conversion will be delivered within five (5) business days from the date the notice of conversion with the original Debenture is delivered to the Company.

          B. Notwithstanding any other provision hereof to the contrary, at any time prior to the Conversion Date, the Company may redeem one-half or more of the Debentures outstanding on a pro-rata basis. The Company shall have the right to redeem all or any portion of the then outstanding principal amount of the Debentures then held by the Holder for an amount (the "Redemption Amount") equal to the sum of (a) One hundred twenty-five (125%) percent of the principal sum of the Debenture if redeemed before the first anniversary of the Issuance Date; (b) One hundred fifty (150%) percent of the principal sum of the Debenture if redeemed before the second anniversary of the Issuance Date; (c) One hundred seventy-five (175%) percent of the principal sum of the Debenture if redeemed before the third anniversary of the Issuance Date; or (d) Two hundred (200%) percent of the principal sum of the Debenture if redeemed after the third anniversary of the Issuance Date but before the Maturity Date. The Company shall give ten (10) days written notice of

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such redemption to the Holder (the "Notice of Redemption"). Within ten (10) days after receipt of the Company's Notice of Redemption, the Holder may elect to convert that portion of the Debenture to be redeemed by Company to Common Stock of Company.

     5. Subject to the terms of the Securities Purchase Agreement, dated (the "Securities Purchase Agreement"), between the Company and the Holder (or the Holder's predecessor in interest), no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     7. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

     8. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     9. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without regard to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     10.  The following shall constitute an "Event of Default":

          a. The Company shall default in the payment of principal or interest on this Debenture and such default shall remain unremedied for ten (10) business

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               days after the Company has been notified of the default in writing by a Holder; or

          b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, or in any certificate or financial or other written statements furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

          c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement and any such failure shall continue uncured for ten (10) business days after the Company has been notified of such failure in writing by Holder; or

          d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within ninety
               (90) days after such appointment; or

          g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within ninety
               (90) days thereafter; or

          h.   Any unappealable money judgment, writ or warrant of attachment,
                   ------------
               or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of ninety
               (90) days or in any event later than ten (10) days prior to the date of any proposed sale thereunder; or

          i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within ninety (90) days after such

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               institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     11. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.







     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: February 24, 2000
       -----------------
                                       STRATEGIC SOLUTIONS GROUP, INC.


                                       By: /s/ John J. Cadigan
                                           ---------------------------------

                                           John J. Cadigan
                                       -------------------------------------
                                       (Print Name)

                                           Chief Executive Officer
                                       -------------------------------------
                                       (Title)